EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 27, 2002, relating to the financial statements for the year ended December 31, 2001, which appears in the Annual Report of Southwest Gas Corporation Employees’ Investment Plan on Form 11-K for the year ended December 31, 2001. We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                                                                                        PricewaterhouseCoopers LLP

Los Angeles, California
August 26, 2002